Exhibit 99.1

                    First Quarter Operating Results
            Announced by Commercial Net Lease Realty, Inc.


    ORLANDO, Fla.--(BUSINESS WIRE)--May 6, 2003--Commercial Net Lease Realty, Inc. (NYSE:NNN), an equity real estate investment trust, reported funds from operations ("FFO") for the quarter ended March 31, 2003 were $14,237,000 or 35 cents per share compared to $14,161,000 or 35 cents per share for the same period last year. Net earnings available to common shareholders for the quarter ended March 31, 2003 was $9,153,000 or 23 cents per share compared to $11,624,000 or 29 cents per share for the same period last year.
    Additionally, during the first quarter of 2003, the Company and its affiliated subsidiaries invested $17,602,000 in additional properties and construction in progress. The Company also announced that it disposed of seven properties during the first quarter of 2003 generating net proceeds of $12,141,000 resulting in a net gain of $68,000 for financial reporting purposes.
    Included in first quarter 2003 net earnings was a $2,413,000 non-recurring charge taken in connection with the settlement of the previously disclosed appraisal rights litigation related to the Company's 2001 acquisition of Captec Net Lease Realty. The settlement approximated the current value of the original merger consideration (which included cash, common shares, preferred shares and subsequent dividends). Accordingly, the Company views the outcome as favorable and will be able to avoid the cost of continued litigation. Including the non-recurring settlement charge, FFO for the first quarter ended March 31, 2003, was $11,824,000 or 29 cents per share.
    "We are pleased to be one of only 228 public companies that have paid increased annual dividends to shareholders for 13 or more consecutive years," commented Gary M. Ralston, President and Chief Operating Officer, "because protecting and growing the dividend is our main priority. As of March 31, 2003, occupancy (based on gross leasable area) was 95.8%. Our portfolio of well-located, single tenant properties net leased to creditworthy tenants continues to generate stable cash flow."
    Commercial Net Lease Realty, an equity real estate investment trust, invests in high-quality, freestanding single tenant properties subject to long-term, net leases with major corporate tenants, such as Barnes & Noble, Best Buy, Eckerd and OfficeMax. The Company currently owns, either directly or through investment interests, 345 properties in 39 states with total gross leasable area of approximately
6.7 million square feet. These properties are leased to 117 retailers in 43 lines of trade.
    Management will hold a conference call on May 6, 2003 at 10:30 a.m. EDT to review the Company's results. The call can be accessed on the Company's web site live at http://www.cnlreit.com. For those unable to listen to the live broadcast, a replay will be available on the Company's web site.

    Statements in this press release, which are not strictly historical, are "forward-looking" statements. Forward-looking statements involve known and unknown risks, which may cause the Company's actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company's taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, the Company's report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.
    Funds from Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. For purposes of the Company, FFO is net earnings excluding depreciation, gains and losses on the disposition of real estate and non-recurring items of income and expense of the Company, and the Company's share of these items from the Company's unconsolidated partnerships.
    FFO is generally considered by industry analysts to be the most appropriate measure of performance. FFO does not necessarily represent cash provided by operating activities in accordance with accounting principles generally accepted in the United States of America and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The Company's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.


                  Commercial Net Lease Realty, Inc.
                (in thousands, except per share data)

                                                For the Quarter Ended
                                                      March 31,
                                                  2003        2002
                                               ----------  ----------

Income:
   Rental and earned income                    $   22,376  $   20,828
   Interest and other income                        1,197       2,661
                                               ----------  ----------
                                                   23,573      23,489
                                               ----------  ----------
Expenses:
   General and administrative                       2,600       2,263
   Real estate                                        293         524
   Interest                                         6,509       6,567
   Depreciation and amortization                    2,940       2,757
   Dissenting shareholders' settlement              2,413           -
                                               ----------  ----------
                                                   14,755      12,111
                                               ----------  ----------

Earnings from continuing operations before
   equity in earnings of unconsolidated
   affiliates                                       8,818      11,378
Equity in earnings of unconsolidated affiliates       764         640
                                               ----------  ----------

Earnings from continuing operations                 9,582      12,018
Earnings from discontinued operations                 572         731
                                               ----------  ----------

Net earnings                                       10,154      12,749
Preferred stock dividends                          (1,001)     (1,125)
                                               ----------  ----------
Net earnings available to common stockholders  $    9,153  $   11,624
                                               ==========  ==========

Weighted average common shares outstanding:
   Basic                                           40,411      40,638
                                               ==========  ==========
   Diluted                                         40,572      40,710
                                               ==========  ==========

Earnings per share available to common stockholders:
   Basic
      Continuing operations                    $     0.21  $     0.27
      Discontinued operations                        0.02        0.02
                                               ----------  ----------
      Net Earnings                             $     0.23  $     0.29
                                               ==========  ==========
   Diluted
      Continuing operations                    $     0.21  $     0.27
      Discontinued operations                        0.02        0.02
                                               ----------  ----------
      Net Earnings                             $     0.23  $     0.29
                                               ==========  ==========


                  Commercial Net Lease Realty, Inc.
                            (in thousands)
                                                For the Quarter Ended
                                                      March 31,
                                                  2003        2002
                                               ----------  ----------

Reconciliation of funds from operations:
   Net earnings available to common
   stockholders                                $    9,153  $   11,624
      Real estate depreciation and amortization:
         Continuing operations                      2,564       2,427
         Discontinued operations                       12         185
      Partnership real estate depreciation            164          16
      Gain on disposition of real estate:
         Continuing operations                          -           -
         Discontinued operations                      (69)        (91)
      Dissenting shareholders' settlement           2,413           -
                                               ----------  ----------
   Funds from operations                       $   14,237  $   14,161
                                               ==========  ==========

Funds from operations per common share:
      Basic                                    $     0.35  $     0.35
                                               ==========  ==========
      Diluted                                  $     0.35  $     0.35
                                               ==========  ==========

In accordance with Financial Accounting Standard Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has classified one property held for sale at March 31, 2003 and the seven and 19 properties sold during 2003 and 2002, respectively, as discontinued operations. Accordingly, the results of operations related to these 27 properties for 2003 and 2002, have been reclassified to earnings from discontinued operations. The following is a summary of earnings from discontinued operations.

                                                For the Quarter Ended
                                                      March 31,
                                                  2003        2002
                                               ----------  ----------
Revenues:
   Rental and earned income                    $      450  $      887
   Other income                                        75           -
                                               ----------  ----------
                                                      525         887
                                               ----------  ----------
Expenses:
   General operating and administrative                 1           -
   Real estate                                          9          62
   Depreciation and amortization                       12         185
                                               ----------  ----------
                                                       22         247
                                               ----------  ----------

Earnings before gain on disposition of real
   estate                                             503         640
Gain on disposition of real estate                     69          91
                                               ----------  ----------

Earnings from discontinued operations          $      572  $      731
                                               ==========  ==========


                  Commercial Net Lease Realty, Inc.
                            (in thousands)

Balance Sheet Summary                           March 31, December 31,
                                                  2003        2002
                                               ----------  ----------
Assets:
   Cash and cash equivalents                   $    4,851  $    1,737
   Receivables, net of allowance                      767       1,227
   Mortgages, notes and accrued interest
      receivable                                   10,711      11,253
   Investments in, mortgages and other
      receivables from unconsolidated
      affiliates                                  106,178     102,633
   Real estate:
      Accounted for using the operating method    698,882     703,465
      Accounted for using the direct financing
         method                                   107,730     108,308
   Other assets                                    26,028      25,485
                                               ----------  ----------

   Total assets                                $  955,147  $  954,108
                                               ==========  ==========


Liabilities and stockholders' equity:
   Current liabilities                         $    6,664  $   20,378
   Line of credit                                  57,700      38,900
   Mortgages payable                               54,772      55,481
   Notes payable                                  290,098     290,208
   Stockholders' equity                           545,913     549,141
                                               ----------  ----------

   Total liabilities and equity                $  955,147  $  954,108
                                               ==========  ==========

Common shares outstanding                          40,489      40,404
                                               ==========  ==========


    CONTACT: Commercial Net Lease Realty, Inc., Orlando
             Kevin B. Habicht, 407/265-7348